SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Chindex International, Inc. (Name of Registrant as Specified in Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHINDEX INTERNATIONAL, INC.
7201 WISCONSIN AVENUE
BETHESDA, MARYLAND 20814

                   August 11, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Chindex International, Inc. (the “Company”) to be held at the Residence Inn by Marriott, 7335 Wisconsin Avenue, Bethesda, Maryland 20814, on Tuesday, September 12, 2006 at 9:00 A.M., local time. The matters to be acted upon at that meeting are set forth and described in the Notice of Annual Meeting and Proxy Statement that accompany this letter. We request that you read these documents carefully.

We hope that you plan to attend the meeting. However, if you are not able to join us, we urge you to exercise your right as a stockholder and vote. Please promptly sign, date and return the enclosed proxy card in the accompanying postage prepaid envelope. You may, of course, attend the Annual Meeting of Stockholders and vote in person even if you have previously mailed your proxy card.

Sincerely, ROBERTA LIPSON Chief Executive Officer

IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE.

CHINDEX INTERNATIONAL, INC.
7201 WISCONSIN AVENUE
BETHESDA, MARYLAND 20814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 12, 2006

To the Stockholders of Chindex International, Inc.:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the “Meeting”) of Chindex International, Inc. (the “Company”) will be held at the Residence Inn by Marriott, 7335 Wisconsin Avenue, Bethesda, Maryland 20814, on Tuesday, September 12, 2006 at 9:00 A.M., local time, to consider and act upon the following matters:

1.  To elect eight directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified.

2.  To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the year ending March 31, 2007.

3.  To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Information regarding the matters to be acted upon at the Meeting is contained in the accompanying Proxy Statement. The close of business on August 9, 2006 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

ELYSE BETH SILVERBERG
Bethesda, Maryland August 11, 2006	Secretary

All stockholders are cordially invited to attend the Meeting in person. Whether or not you attend the Meeting, it is important that your shares be represented at the Meeting. Each stockholder is urged to sign, date and return the enclosed proxy card, which is being solicited on behalf of the Board of Directors. An envelope addressed to the Company’s transfer agent is enclosed for that purpose and needs no postage if mailed in the United States.

CHINDEX INTERNATIONAL, INC.
7201 WISCONSIN AVENUE
BETHESDA, MARYLAND 20814

_____________________

PROXY STATEMENT
_____________________

General

This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share (“Common Stock”), and Class B Common Stock, par value $.01 per share (“Class B Common Stock”), of Chindex International, Inc. (the “Company”) in connection with the solicitation by and on behalf of its Board of Directors of proxies (“Proxy” or “Proxies”) for use at the 2006 Annual Meeting of Stockholders (the “Meeting”) to be held on Tuesday, September 12, 2006, at 9:00 A.M., local time, at the Residence Inn by Marriott, 7335 Wisconsin Avenue, Bethesda, Maryland 20814, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Solicitation of Proxies

The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, Proxies and annual reports is to be borne by the Company. The Company also will reimburse brokers who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview. The approximate mailing date of this Proxy Statement is August 11, 2006.

All shares represented by valid proxies at the Meeting, unless the stockholder otherwise specifies, will be voted (i) FOR the election of the eight persons named under “Proposal I Election of Directors” as nominees for election as directors of the Company until the next annual meeting of stockholders and until their respective successors are elected and qualified, (ii) FOR the ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the year ending March 31, 2007, and (iii) at the discretion of the proxy holders, with regard to any matter not known to the Board of Directors on the date of mailing this proxy statement that may properly come before the Meeting or any adjournment of postponement thereof. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly.

Revocability of Proxies

A Proxy may be revoked by a stockholder at any time before its exercise by filing with Elyse Beth Silverberg, the Secretary of the Company, at the address set forth above, an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and electing to vote in person. Attending the Meeting will not, in and of itself, constitute revocation of a Proxy.

Outstanding Shares

The Board of Directors has fixed the close of business on August 9, 2006 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournments or postponement thereof. As of the Record Date, there were 5,979,303 shares of Common Stock and 775,000 shares of Class B Common Stock outstanding. The shares of Class B Common Stock are convertible at any time at the option of the holder and automatically upon the occurrence of certain circumstances into shares of Common Stock on a one-for-one basis. Each holder of Common Stock is entitled to one vote for each share held by such holder and each holder of Class B Common Stock is entitled to six votes for each share held by such holder. Except as set forth below, shares of Common Stock and Class B Common Stock vote as one class.

Quorum

The Company’s Bylaws provide that the presence in person or representation by proxy of the holders of a majority of the votes entitled to be cast shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by statute. Proxies submitted that contain abstentions or broker non-votes will be deemed present at the Meeting for purposes of determining the presence of a quorum.

If a quorum is not present or represented at the Meeting, then the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. If the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, then no further notice of the adjourned meeting need be given. If any matter not described in this Proxy Statement is properly presented at the Meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the Meeting to solicit additional proxies. The Company does not know of any other matters to be presented at the Meeting.

Voting

When voting together, each holder of Common Stock is entitled to one vote for each share held by such holder and each holder of Class B Common Stock is entitled to six votes for each share held by such holder. The Company’s Certificate of Incorporation currently provides that the Common Stock and the Class B Common Stock shall vote together as a single class on all matters on which they may vote, except when class voting is required by law.

Miscellaneous

The accompanying proxy card (or the electronic equivalent thereof) is designed to permit each holder of Common Stock as of the close of business on the Record Date to vote on each of the matters to be considered at the Meeting. If your shares are registered in the name of the bank or brokerage firm, you may be able to vote your shares over the Internet or by telephone. A large number of banks and brokerage firms are participating in online programs that allow eligible stockholders to vote over the Internet or by telephone. If your bank or brokerage firm is participating in such a program, your voting form will provide instructions. If your voting form does not contain Internet or telephone voting information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided by your bank or brokerage firm.

A stockholder is permitted to vote in favor of, or to withhold authority to vote for, any or all nominees for election to the Board of Directors and to vote in favor of or against or to abstain from voting with respect to the proposal to ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the year ending March 31, 2007.

The Company’s Bylaws provide that directors are elected by a plurality vote. Thus, the eight nominees for election as directors who receive the most votes cast will be elected. Approval of the proposal to ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting, provided a quorum is present. Under current rules of the New York Stock Exchange to which its members are subject, these proposals are considered “discretionary” items upon which brokerage firms holding shares of common stock in “street name” may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. For the election of directors and the proposal to ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm, abstentions and broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not considered votes cast and, consequently, will have no effect on the vote on that matter, but are counted in determining a quorum.

Stockholder ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Audit Committee of the Board of Directors is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. The Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Proposal 1
ELECTION OF DIRECTORS

At the Meeting, stockholders will elect eight directors to serve until the next annual meeting of stockholders and until his or her respective successors are elected and qualified. Unless otherwise directed, the persons named in the Proxy intend to cast all Proxies received for the election of Douglas B. Grob, Holli Harris, Carol R. Kaufman, Roberta Lipson, A. Kenneth Nilsson, Julius Y. Oestreicher, Lawrence Pemble and Elyse Beth Silverberg (collectively, the “Nominees”) to serve as directors upon their nomination at the Meeting. A majority of the Nominees are, and consequently a majority of the Company's entire Board of Directors upon the election of all of the Nominees will be, "independent directors" as that term is defined under the rules of The Nasdaq Stock Market. All Nominees currently serve on the Board of Directors and their terms expire at the Meeting. Each Nominee has advised the Company of his or her willingness to serve as a director of the Company. In case any Nominee should become unavailable for election to the Board of Directors for any reason, the persons named in the Proxies have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the Board of Directors.

Directors And Executive Officers

The directors and executive officers of the Company and their present positions with the Company are as follows:

Name	Positions with the Company
A. Kenneth Nilsson (1)(2)(3)	Chairman of the Board of Directors
Roberta Lipson	President, Chief Executive Officer and Director
Elyse Beth Silverberg	Executive Vice President, Secretary and Director
Lawrence Pemble	Executive Vice President, Chief Financial Officer, Treasurer and Director
Julius Y. Oestreicher (1)(2)(3)	Director
Carol R. Kaufman (1)(2)	Director
Douglas B. Grob	Director
Holli Harris (1)	Director

_________________

(1)	Member of Audit Committee

(2)	Member of the Compensation Committee.

(3)	Member of the Governance and Nominating Committee.

All directors of the Company hold office until the next annual meeting of the stockholders and until their successors have been elected and qualified. The officers of the Company are elected by the Board of Directors at the first meeting after each annual meeting of the Company’s stockholders and hold office until their death, until they resign or until they have been removed from office.

Information About Nominees

Set forth below is certain information with respect to each director and Nominee:

Roberta Lipson, 51, co-founded the Company in 1981. Ms. Lipson served as the Chairman of the Board of Directors from 1981 until 2004 and has served as the Chief Executive Officer since 1981. From 1979 until founding the Company in 1981, Ms. Lipson was employed in China by Sobin Chemical, Inc., a worldwide trading company, as Marketing Manager, coordinating marketing and sales of various equipment in China. Ms. Lipson was employed by Schering-Plough Corp. in the area of product marketing until 1979. Ms. Lipson received a B.A. degree in East Asian Studies from Brandeis University and an MBA degree from Columbia University Graduate School of Business.

Elyse Beth Silverberg, 49, co-founded the Company in 1981. Ms. Silverberg has served as the Company’s Executive Vice President and Secretary and as a Director since that time. Prior to founding the Company, from 1980 to 1981, Ms. Silverberg worked with Ms. Lipson at Sobin Chemical, Inc. and was an intern in China with the National Council for U.S.-China Trade from 1979 to 1980. Ms. Silverberg received a B.A. degree in Chinese Studies and History from the State University of New York at Albany.

Lawrence Pemble, 49, joined the Company in 1984 and has served as Executive Vice President and Chief Financial Officer since January 1996. From 1986 until 1996, Mr. Pemble served as Vice President of Marketing. From 1986 through April 1992 and September 1993 to the present, Mr. Pemble has also served as a Director of the Company. Prior to joining the Company, Mr. Pemble was employed by China Books and Periodicals, Inc. as Manager, East Coast Center. Mr. Pemble received a B.A. degree in Chinese Studies and Linguistics from the State University of New York at Albany.

A. Kenneth Nilsson, 73, has served as a Director of the Company since January 1996 and the Chairman of the Board of the Company since October 2004. Mr. Nilsson formerly served as President of Cooper Laboratories, Inc.; President of Cooper Lasersonics, Inc.; Managing Director of Pfizer Taito Ltd.; President of Max Factor, Japan; and Chairman of the Monterey Institute of International Studies. Mr. Nilsson received a B.A. degree from the University of Southern California and an M.A. degree from the University of California.

Julius Y. Oestreicher, 76, has served as a Director of the company since January 1996. Mr. Oestreicher has been a partner with the law firm of Oestreicher & Ennis, LLP and its predecessor firms for thirty years, engaging primarily in estate, tax and business law. Mr. Oestreicher received a B.S. degree in Business Administration from City College of New York and a J.D. degree from Fordham University School of Law.

Carol R. Kaufman, 57, has served as a Director of the Company since November 2000. Ms. Kaufman has been Vice President and Chief Administrative Officer of The Cooper Companies, a medical device company, since October 1995 and was elected Vice President of Legal Affairs in March 1996 and was elected Senior Vice President in October 2004. From January 1989 through September 1995, she served as Vice President, Secretary and Chief Administrative Officer of Cooper Development Company, a healthcare and consumer products company that was a former affiliate of The Cooper Companies. Ms. Kaufman received her undergraduate degree from Boston University.

Douglas B. Grob, 43, has served as a Director of the Company since August 2004. From 1994 to 2001, Mr. Grob was a Ph.D. student, teaching assistant and research affiliate in the Department of Political Science at Stanford University. From 2001 to 2002, Mr. Grob served as a Research Fellow for the Asia-Pacific Research Center, Stanford University. In addition, from 2000 to 2002, Mr. Grob was a Visiting Scholar at the School of Law of Beijing University. Since 2002, Mr. Grob has been an Assistant

Professor in the Department of Government and Politics at the University of Maryland. Mr. Grob received an A.B. degree from the University of Pennsylvania, two Masters degrees, and a Ph.D. in political science from Stanford University.

Holli Harris, 39, has served as a Director of the Company since August 2004. From 2000 to 2001, Ms. Harris served as Business Development Manager for Frog Design Inc., an international industrial design firm. During 2001, Ms. Harris was a Product Development Contractor for Johnson Controls, Inc., a designer and manufacturer of automotive and facilities interior systems. During 2002, Ms. Harris was a Senior Licensing Manager for Illumigen Biosciences, Inc., which is in the business of proprietary genetic technologies. In 2003, Ms. Harris was a Financial Analyst with Amgen Inc., an international biotechnology and pharmaceutical firm. Currently, Ms. Harris is a Manager for Corbis Corporation, which is an international visual and image solutions provider. In addition, Ms. Harris previously worked for the U.S. State Department at the U.S. Embassy in Moscow. Ms. Harris has a dual degree in Russian and International Relations from the University of California - Davis and an MBA in Finance from the University of Michigan.

Meetings and Committees of the Board of Directors

The system of governance practices followed by the Company is memorialized in the Company’s Governance Guidelines and the charters of the three committees of the Board of Directors. The Governance Guidelines and charters are intended to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations and to make decisions that are independent of the Company’s management. The Governance Guidelines also are intended to align the interests of directors and management with those of the Company’s shareholders. The Governance Guidelines establish the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, chief executive officer performance evaluation, succession planning, board committees and director compensation. The Board annually conducts a self-evaluation to assess compliance with the Governance Guidelines and identify opportunities to improve Board performance. During the year ended March 31, 2006 (“fiscal 2006”), the Board of Directors held five meetings and took action by written consent eight times. Each director attended each meeting, except that one director missed one meeting.

The Governance Guidelines and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. The Governance Guidelines were adopted by the Board on August 5, 2005 and last modified on March 17, 2006 to, among other things, comply with corporate governance requirements contained in The Nasdaq Stock Market listing standards and to make other enhancements to the Company’s corporate governance policies. The Board has three committees: an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The Governance Guidelines, as well as the charter for each committee of the Board, may be viewed at www.chindex.com.

The Governance and Nominating Committee. The Governance and Nominating Committee consists of Mr. Nilsson and Mr. Oestreicher. The Governance and Nominating Committee considers candidates for Board membership suggested by its members and other Board members and management. This committee will consider Director candidates from stockholders for election at the 2007 annual meeting if such nominees are submitted in accordance with the procedures set forth in “Election of Directors—Director Nominations” and “Additional Information—Advanced Notice Procedures.” During fiscal 2006, the Governance and Nominating Committee held one meeting and did not take action by written consent. Each member attended the meeting.

The principal responsibilities of the Governance and Nominating Committee include: (a) determining the slate of director nominees for election to the Company’s Board of Directors; (b)

identifying and recommending candidates to fill vacancies occurring between annual shareholder meetings; (c) reviewing the composition of Board committees; (d) monitoring compliance with, reviewing, and recommending changes to the Company’s Governance Guidelines; and (e) reviewing the Company’s policies and programs that relate to matters of corporate responsibility, including public issues of significance to the Company and its stakeholders. The Governance and Nominating Committee’s role includes periodically reviewing the compensation paid to non-employee directors, and making recommendations to the Board for any adjustments. The Governance and Nominating Committee regularly reviews the charters of Board committees and, after consultation with the respective committee chairs, makes recommendations, if necessary, about changes to the charters. The specific responsibilities and functions of the Governance and Nominating Committee are delineated in the Governance and Nominating Committee Charter.

The Governance and Nominating Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and Company circumstances. In making its recommendations to the Board, the Governance and Nominating Committee considers, among other things, the qualifications of individual director candidates. The Governance and Nominating Committee works with the Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience in business, government, education, and public service. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large publicly traded company in today’s business environment; understanding of the Company’s business and technology; educational and professional background; and personal accomplishment. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Governance and Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

The Committee will consider stockholder recommendations for candidates for the Board. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of Company stock should be sent to the attention of the Secretary of the Company.

The Compensation Committee. The Compensation Committee consists of Mr. Oestreicher, as Chair, Ms. Kaufman and Mr. Nilsson, each of whom meets the independence requirements of The Nasdaq Stock Market. The functions of the Compensation Committee include reviewing the competitiveness of the Company’s executive compensation programs, reviewing the performance of the CEO and the executive management team, reviewing and approving CEO goals and objectives and setting CEO compensation levels, approving salaries, bonus and other compensation for all corporate officers at the level of executive vice president and above, reviewing and approving awards made under any executive officer bonus plan, reviewing and making recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans, producing an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable Securities and Exchange Commission (“Commission”) rules and regulations and relevant listing authority, governing the 2004 Stock Incentive Plan and attending to such other matters relating to compensation as may be prescribed by the Board of Directors. The Compensation Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval. The specific responsibilities in carrying out the Compensation Committee’s role are set forth in the Compensation Committee’s Charter. A report of the Compensation Committee appears under the caption “Report of the Compensation Committee on Executive Compensation” below. During fiscal 2006, the Compensation Committee held four meetings and took action by unanimous written consent one time. Each member attended each meeting.

The Audit Committee. The Audit Committee consists of Ms. Harris, as Chair, Ms. Kaufman, as Vice Chair, Mr. Oestreicher and Mr. Nilsson, each of whom meets the independence requirements for audit committee members under Section 10A(m)(3) of the Securities Exchange Act of 1934 and the listing standards of The Nasdaq Stock Market. The Audit Committee meets at least annually to review the results of the annual audit and discuss the financial statements. The Audit Committee also meets with the Company’s independent registered public accounting firm quarterly to discuss the results of the auditors’ quarterly reviews as well as quarterly results and quarterly earnings releases. The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the Board. The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, and on the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Committee is directly responsible for the appointment, compensation, and oversight of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval. The specific responsibilities in carrying out the Audit Committee’s oversight role are set forth in the Audit Committee’s Charter. A report of the Audit Committee appears under the caption “Audit Committee Report” below. During fiscal 2006, the Audit Committee held six meetings and took no action by unanimous written consent. Each member attended each meeting, except that two directors missed one meeting.

Independence of Directors

The Board of Directors has determined that five of its eight members are independent under the independence standards of the listing requirements of The Nasdaq Stock Market. Under these standards, a director is not independent if he or she has certain specified relationships with the Company or any other relationship that in the opinion of the Board of Directors would interfere with his exercise of independent judgment as a director or that are enumerated under such standards. The independent directors are: Mr. Nilsson, Mr. Oestreicher, Ms. Kaufman, Ms. Harris and Mr. Grob.

Stockholder Communications with the Board of Directors

The Board of Directors has adopted the following policy concerning stockholder communications: Any stockholder wishing to contact the Board of Directors, any committee of the Board, or any individual director regarding bona fide issues or questions about the Company may do so by sending a written communication to the Board of Directors or the appropriate committee or director c/o the Secretary at the following address: Chindex International, Inc., 7201 Wisconsin Avenue, Suite 703, Bethesda, MD 20814.

The Secretary will review all such correspondence and forward it (or a summary) to the appropriate parties. Where the Secretary deems it appropriate, such forwarding will take place on an expedited basis. Communications raising concerns relating to the Company’s accounting, internal controls, or audit matters will immediately be brought to the attention of the chairman of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee for such matters.

The Company believes that it is important for directors to directly hear concerns expressed by stockholders. Accordingly, Board members are encouraged to attend the Annual Meeting of Stockholders. All of the members of the Board of Directors at the time of the annual meeting in 2005 attended such meeting.

Audit Committee Report

This Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with the standards of the Public Company Accounting Oversight Board, their judgments as to the quality, and not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006, as amended to the date hereof, for filing with the Commission.

The Audit Committee determined that the provision by BDO Seidman, LLP of non-audit services was compatible with maintaining the independence of BDO Seidman, LLP. In certain cases, the Audit Committee may delegate authority to pre-approve non-audit services on a preliminary basis to one or more members of the Audit Committee, provided that such pre-approvals are communicated to the full Committee at its next meeting. During fiscal 2006, all services were pre-approved by the Audit Committee in accordance with its charter and this policy.

Holli Harris, Chair Carol R. Kaufman A. Kenneth Nilsson Julius Oestreicher Members of the Audit Committee

Audit and Non-Audit Fees and Independent Public Accountants

During the last two fiscal years, the aggregate fees billed by BDO Seidman, LLP were as follows:
	Fiscal Year Ended March 31, 2006	Fiscal Year Ended March 31, 2005

Audit Fees: (a)	$379,400	$305,100
Audit-Related Fees: (b)	27,300	39,700
Tax Fees: (c)	24,700	20,100
Total	$431,400	$364,900

(a)

Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.

(b)

Represents fees in each year for services provided in connection with Company filings with the SEC including a Company registration statement declared effective by the SEC in such year and other miscellaneous items not otherwise included in the categories above.

(c)	Represents fees for international and U.S. tax planning and compliance services as well as consultations and assistance surrounding matters with various income and sales tax authorities.

The Audit Committee has determined that the provision by BDO Seidman LLP of non-audit services is compatible with maintaining the independence of BDO Seidman LLP. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by BDO Seidman LLP. In certain cases, the Audit Committee may delegate authority to pre-approve non-audit services on a preliminary basis to one or more members of the Audit Committee, provided that such pre-approvals are communicated to the full Committee at its next meeting. During fiscal 2006, all services were pre-approved by Audit Committee in accordance with this policy.

Code of Business Conduct

The Company has adopted a Code of Business Conduct, which is applicable to all of its directors, officers and employees, including the principal executive officer, the principal financial officer and the principal accounting officer. Certain sections of the Code are also applicable to the Board of Directors. The Code is available on the Company's website at www.chindex.com. The Company intends to post amendments to or waivers from the Code to the extent applicable to its chief executive officer, principal financial officer or principal accounting officer.

Compensation of Directors

Each director who is not an employee of the Company is paid for serving on the Board of Directors a retainer at the rate of $3,000 per annum and an additional $1,000 for each meeting of the Company’s stockholders attended, $500 for each meeting of the Board of Directors attended and $300 for each meeting of a committee of the Board of Directors attended. The Company also reimburses each director for reasonable expenses in attending meetings of the Board of Directors. Directors also receive stock options as determined by the Board of Directors. Directors who are also employees of the Company are not separately compensated for their services as directors. The Company grants options to purchase shares of the Company's Common Stock to its outside directors on an annual basis but not in standardized amounts from year to year. Each outside director was granted 6,000 stock options in July

2005 and an additional 9,000 stock options in February 2006. Also in February 2006, the Chairman of the Board received an additional 9,000 stock options for his service in that capacity and each chair of a committee of the Board of Directors received an additional 3,000 stock options for their service in such capacity.

Compensation Committee Interlocks and Insider Participation

The members of the Company's compensation committee are Mr. Oestreicher, as Chair, and Ms. Kaufman and Mr. Nilsson. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Certain Relationships and Related Transactions

Since April 1, 2006, there has not been any transaction, and there is no currently proposed transaction, involving the Company and any of its directors, executive officers, 5% stockholders or any members of the immediate family of any of the foregoing persons, which transaction would be disclosable pursuant to Item 404 of Regulation S-K promulgated pursuant to the Securities Act of 1933.

Report of the Compensation Committee on Executive Compensation

This Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

Overview and Philosophy. The Compensation Committee of the Board of Directors is composed entirely of independent directors and is responsible for reviewing the competitiveness of the Company’s executive compensation programs, reviewing the performance of the CEO and the executive management team, reviewing and approving CEO goals and objectives and setting CEO compensation levels, approving salaries, bonus and other compensation for all corporate officers at the level of executive vice president and above, reviewing and approving awards made under any executive officer bonus plan, reviewing and making recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans, producing an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable Securities and Exchange Commission (“Commission”) rules and regulations and relevant listing authority, governing the 2004 Stock Incentive Plan and attending to such other matters relating to compensation as may be prescribed by the Board of Directors. Pursuant to authority delegated by the Board of Directors, the Compensation Committee determines the compensation to be paid to the CEO and each of the other executive officers of the Company.

The objectives of the Company’s executive compensation program are to:

*	Support the achievement of desired Company performance

*	Provide compensation that will attract and retain superior talent and reward performance

The executive compensation program provides an overall level of compensation opportunity that is intended to be competitive. The Compensation Committee has considered companies of comparable size and in similar industries. The Compensation Committee believes that the Company is atypical in its combination of operations and China-based location, as well as other operational and human resource circumstances. As such, the Compensation Committee has designed its executive compensation in light of such circumstances.

Executive Officer Compensation Program. The Company’s executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, specific performance-based bonuses and various benefits, including medical and pension plans generally available to employees of the Company. In 2001, the Company entered into, and in 2004 amended, employment agreements with each of its three executive officers: Ms. Lipson, our Chief Executive Officer; Ms. Silverberg, our Executive Vice President; and Mr. Pemble, our Chief Financial Officer and Executive Vice President. These former agreements were scheduled to expire in September 2006. In light of the impending expirations, during fiscal 2006 the Compensation Committee commenced discussions with the executive officers regarding new employment agreements. The discussions included an understanding that such new agreements would have a commencement date as of March 1, 2006, although such new agreements were not expected to be finalized until fiscal 2007. In light of these discussions, no amendments were made to the employment agreements during fiscal 2006. In August 2006, the Company and the executive officers entered into the new employment agreements, which supersede the former agreements. As a result of the foregoing, the former agreements applied during the entirety of fiscal 2006, other than the month of March, which was governed by the new employment agreements. See “Executive Compensation - Employment Agreements.”

Base Salary.  Base salary levels for the Company’s executive officers are competitively set relative to historical levels as well as comparable entities in similar industries. In determining salaries, the Compensation Committee also takes into account individual experience and performance, as well as specific circumstances, particular to the Company. The base salary levels for the executive officers under the former employment agreements during fiscal 2006 were $220,000 for Ms. Lipson, $197,000 for Ms. Silverberg, and $195,000 for Mr. Pemble. These salary levels were unchanged from fiscal 2005 and had been established in 2004 pursuant to the amendments to the executives’ employment agreements. The initial base salary levels were unchanged by the new employment agreements and remain at the respective amounts set forth above.

Stock Option Program. The stock option program has been the Company’s long-term incentive plan for providing an incentive to key employees (including directors and officers who are key employees) and to directors who are not employees of the Company. During fiscal 2006, the Compensation Committee considered a number of factors in granting additional stock options to its executive officers. In July 2006, the Compensation Committee granted to each executive officer under the Company’s 2004 Stock Option Plan (the “2004 Plan”) at market price as defined in the 2004 Plan stock options to purchase 11,000 shares of Common Stock. The Compensation Committee subsequently considered, among other things, that previously granted options to the executive officers had diminished in their designed incentive effect by virtue of the market performance of the Company’s stock in recent years, that such market performance was viewed as a function of various operational and other factors rather than as a function of the performance of the executive officers, that relatively few stock options and no other equity incentives had been granted to the executive officers in recent years, that each executive officer had previously taken voluntary base salary reductions and that the performance of each executive was viewed as excellent under difficult operational circumstances, including changes in the Company’s hospital management and problems with the Company’s products distribution segment, which ultimately was discontinued. In light of the foregoing and other factors, in February 2006, the Compensation Committee granted to each of Ms. Lipson and Ms. Silverberg 27,000 non-qualified stock options and to Mr. Pemble 56,000 non-qualified stock options, all of which were granted pursuant to the 2004 Plan at market price as defined therein. In addition, the Compensation Committee considered the impact of existing and new accounting regulations, including FAS 123(R), and accelerated the vesting of 7,333 unvested stock options held by each executive officer.

1994 Stock Option Plan. The 1994 Stock Option Plan, which by its terms has terminated, authorized the Board of Directors or a committee thereof to award key executives stock options. Options granted under the plan contained terms determined by the Board of Directors (or a committee thereof), including exercise periods and price; provided, however, that the 1994 Stock Option Plan required that the exercise price of the options not be less than the fair mar-ket value of the Common Stock on the date of the grant and the exercise period not exceed ten years, subject to further limitations.

2004 Stock Incentive Plan. The 2004 Plan was adopted by the Board of Directors of the Company on September 1, 2004 and approved by the stockholders and became effective on September 13, 2004. The 2004 Plan provides for grants of: options to purchase the Company’s Common Stock; restricted shares of the Company’s Common Stock (which may be subject to both issuance and forfeiture conditions), which we refer to as restricted stock; deferred shares of the Company’s Common Stock (which may be subject to the completion of a specified period of service and other issuance conditions), which we refer to as deferred stock; stock units (entitling the grantee to cash payments based on the value of the Company’s Common Stock on the date the payment is called for under the stock unit grant); and stock appreciation rights (entitling the grantee to receive the appreciation in value of the underlying Common Stock between the date of exercise and the date of grant), which we refer to as SARs. SARs may be either freestanding or granted in tandem with an option. Options to purchase the Company’s Common Stock under the 2004 Plan may be either incentive stock options that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986 or options that do not satisfy such requirements.

Benefits. Pursuant to the former employment agreements, during fiscal 2006 the Company provided to its executive officers medical and pension benefits that generally were available to employees of the Company. The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, exceeded 10% of salary for each of the last three fiscal years for Ms. Lipson and Ms. Silverberg. The principal components of these perquisites were costs of tuition and housing in China. See “Executive Compensation - Summary Compensation Table.”

Bonuses. In light of the Compensation Committee’s satisfaction with the performance of management and the Company in general, the Company may pay bonuses to executive officers. During fiscal 2006, on the basis of such satisfaction, the Compensation Committee awarded to each of Ms. Lipson, Ms. Silverberg and Mr. Pemble a cash bonus in the amount of $6,250, which amount is the same as the cash bonus awarded to each executive officer in fiscal 2005.

Internal Revenue Code Section 162(m) Limitation. As a result of Section 162(m) of the Internal Revenue Code of 1986, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1.0 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers that is not considered to be performance-based. Compensation that does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Company’s current bonus programs and policies are not intended to qualify as performance-based compensation because historically the combined salary and bonus of each executive officer has been significantly below the $1.0 million limit. Stock options granted under the 2004 Plan are intended to qualify as performance-based compensation.

Chief Executive Officer Compensation. As noted above, in 2001, and amended in 2004, the Company had a five-year employment agreement with Ms. Lipson expiring in September 2006. In August 2006 the Company and Ms. Lipson entered into a new employment agreement, which supersedes the former agreement. See “Executive Compensation-Employment Agreements.” The Compensation Committee did not make any salary changes regarding Ms. Lipson’s compensation during fiscal 2006, as it was governed by the former agreement for the year, except for March, which was governed by the new agreement, and in any event the base salary amount did not change in the new agreement. In making compensation decisions regarding Ms. Lipson, the Compensation Committee specifically considered the factors referenced above under “Stock Options.” The new five-year employment agreement provides for the same base salary and substantially similar other compensation terms as the former agreement. See “Executive Compensation - Employment Agreements.”

Julius Y. Oestreicher, Chair Carol Kaufman A. Kenneth Nilsson Members of the Compensation Committee

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the ownership of shares of the Company’s Common Stock and Class B Common Stock as of Record Date with respect to (i) holders known to the Company to beneficially own more than five percent (5%) of the outstanding Common Stock or the Class B Common Stock, (ii) each director, (iii) the Company’s Chief Executive Officer and each other executive officer whose annual cash compensation for fiscal 2006 exceeded $100,000 and (iv) all directors and executive officers of the Company as a group.

	Amount and Nature Of Beneficial Ownership (b)(c)				Percent of
Name and Address of Beneficial Stockholder (a)	Common Stock		Class B Common Stock (d)		Common Stock	Class B Common Stock	Combined (e)
Roberta Lipson	161,012	(f)	440,000	(g)	2.7%	56.8%	26.4%
Elyse Beth Silverberg	180,972	(h)	260,500		3.0	33.6	16.4
Lawrence Pemble	173,148	(i)	74,500		2.9	9.6	5.8
Robert C. Goodwin, Jr.	31,508	(j)	--		*	--	*
Julius Y. Oestreicher	141,480	(k)	--		2.4	--	1.3
A. Kenneth Nilsson	158,480	(l)	--		2.7	--	1.5
Carol R. Kaufman	84,360	(m)	--		1.4	--	*
Douglas B. Grob	15,030	(n)	--		*	--	*
Holli Harris	15,000	(o)	--		*	--	*
Neon Liberty Capital Management LLC 230 Park Avenue, Suite 865 New York, NY 10169	456,290	(p)	--		7.7	--	4.3
Federated Investors, Inc. Federated Investors Tower Pittsburgh, PA 15222	670,200	(q)	--		11.3	--	6.3
Gotham Holdings, L.P. 650 Fifth Avenue, 6th Floor New York, NY 10019	325,500	(r)	--		5.5	--	3.1
Andrew Edward and Ronit Martine Gold 10835 Lockland Road Potomac, MD 20854	336,211	(s)	--		5.6	--	3.2
All executive officers and directors as a group (9 persons)	960,990	(t)	775,000		16.2	100.0	52.9
_________________

*	Less than 1%.

(a)	Unless otherwise indicated, the business address of each person named in the table is c/o Chindex International, Inc., 7201 Wisconsin Avenue, Bethesda, Maryland 20814.

(b)	Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares indicated below.

(c)	Beneficial ownership is calculated in accordance with Regulation S-K as promulgated by the Commission.

(d)	Our Common Stock is entitled to one vote per share and our Class B Common Stock is entitled to six votes per share.

(e)
Indicates percentage voting power represented by beneficial ownership when the Class B Common Stock and Common Stock vote together, based on total outstanding as of June 30, 2006 of 775,000 shares of Class B Common Stock and 5,957,623 shares of Common Stock.

(f)	Includes 159,800 shares underlying options that are currently exercisable with respect to all of the underlying shares.

(g)	Includes 20,000 shares held by each of the Ariel Benjamin Lee Trust, Daniel Lipson Plafker Trust and Jonathan Lipson Plafker Trust, all of which Ms. Lipson is a trustee.

(h)	Includes 159,800 shares underlying options that are currently exercisable.

(i)	Includes 162,000 shares underlying options that are currently exercisable.

(j)	Includes 25,000 shares underlying options that are currently exercisable.

(k)	Represents shares underlying options that are currently exercisable.

(l)	Includes 153,480 shares underlying options that are currently exercisable.

(m)	Represents shares underlying options that are currently exercisable.

(n)	Includes 15,000 shares underlying options that are currently exercisable.

(o)	Represents shares underlying options that are currently exercisable.

(p)
The amount and nature of beneficial ownership of these shares by Neon Liberty Capital Management LLC is based solely on a Schedule 13G filed by it with the Commission. The Schedule 13G indicates that the following natural persons share investment decisions over our shares owned by Neon Liberty Capital Management LLC: Satyen Mehta, Alejandro Baez-Sacasa and Fang Zheng. We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13G, but have no reason to believe that such information is not complete or accurate.

(q)
The amount and natures of beneficial ownership of these shares by Federated Investors, Inc. is based solely on a Schedule 13G/A filed by it with the Commission. The Schedule 13G/A indicates that Federated Investors, Inc. is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., which act as investment advisers to registered investment companies and separate accounts that own shares of our common stock. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of Federated Investors, Inc., the Parent. All of the Parent's outstanding voting stock is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees. We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13G, but have no reason to believe that such information is not complete or accurate.

(r)
The amount and nature of beneficial ownership of these shares by Gotham Holdings, L.P. is based solely on a Schedule 13G filed by it with the Commission. The Schedule 13G indicates that Russell Anmuth has investment decision over our shares. We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13G, but have no reason to believe that such information is not complete or accurate.

(s)
The amount and nature of beneficial ownership of these shares by Andrew Edward Gold and Ronit Martine Gold are based solely on a Schedule 13G filed by them with the Commission. We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13G, but have no reason to believe that such information is not complete or accurate.

(t)	Includes 915,920 underlying options that are currently exercisable with respect to all of the underlying shares.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long term compensation during our last three fiscal years of our chief executive officer and other most highly compensated executive officers whose salary and bonus for fiscal 2006 exceeded $100,000 for services rendered in all capacities to us and our subsidiaries:

Summary Compensation Table
	Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Long Term Compensation Securities Underlying Options
Roberta Lipson	2006	$220,000	$6,250	$95,250	(a)	38,000(c	)
President and Chief Executive	2005	$199,255	$6,250	$140,833	(a)	25,000(f	)
Officer	2004	$184,437	--	$139,562	(a)

Elyse Beth Silverberg	2006	$197,000	$6,250	$59,537	(b)	38,000(c	)
Executive Vice President and	2005	$185,687	$6,250	$105,121	(b)	25,000(f	)
Secretary	2004	$177,606	--	$99,062	(b)

Lawrence Pemble	2006	$195,000	$6,250	--		67,000(d	)
Chief Financial Officer and	2005	$180,869	$6,250	--		25,000(f	)
Executive Vice President	2004	$170,775	--	--

Robert C. Goodwin, Jr. (g)	2006	$135,833	$6,250	--		6,000(e	)
	2005	$176,726	$6,250	--		25,000(f	)
	2004	$167,244	--	--

_________________

(a)
Includes tuition expenses for Ms. Lipson’s sons in China in the amounts of $38,300 in the year ended March 31, 2006 (“fiscal 2006”), $38,300 in the year ended March 31, 2005 (“fiscal 2005”) and $36,600 in the year ended March 31, 2004 (“fiscal 2004”). Also includes rental expenses of $50,167 in fiscal 2006 and $96,000 in fiscal 2005 and 2004, for Ms. Lipson’s housing in China. Also includes $3,563, $3,313 and $3,062 in fiscal 2006, 2005 and 2004, respectively, representing our matching contributions as deferred compensation under our 401(k) plan.

(b)
Includes rental expense in the amount of $50,167 in fiscal 2006 and $96,000 in each of fiscal 2005 and 2004, for Ms. Silverberg’s housing in China. Also includes $3,563, $3,313 and $3,062 in fiscal 2006, 2005 and 2004, respectively, representing our matching contribution as deferred compensation under our 401(k) plan.

(c)
Represents a grant to each of these executives on July 8, 2005 for 11,000 options at a closing market price per share of Common Stock on that day of $4.47 plus a grant on February 7, 2006 for 27,000 options at a closing market price per share of Common Stock on that day of $6.54.

(d)
Represents a grant to this executive on July 8, 2005 for 11,000 options at a closing market price per share of Common Stock on that day of $4.47 plus a grant on February 7, 2006 for 56,000 options at a closing market price per share of Common Stock on that day of $6.54.

(e)	Represents a grant to this executive on July 8, 2005 for 6,000 options at a closing market price per share of Common Stock on that day of $4.47.

(f)
Represents a grant to each executive on April 26, 2004 of options to purchase an aggregate of 25,000 shares of Common Stock and a closing market price per share of the Common Stock on that date of $12.29.

(g)
For fiscal years 2004, 2005 and for the period from April 1, 2005 through September 16, 2005, Mr. Goodwin served as the Company’s Executive Vice President of Operations, Treasurer, Assistant Secretary and General Counsel. For the period from September 19, 2005 to March 31, 2006 Mr. Goodwin served as the Company’s Legal Counsel.

Equity Compensation Plan Information

The following table contains a summary of the number of shares of our Common Stock to be issued upon the exercise of options, warrants and rights outstanding at March 31, 2006, the weighted-average exercise price of those outstanding options, warrants and rights, and the number of additional shares of our Common Stock remaining available for future issuance under our equity compensation plans as of March 31, 2006.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for the future issuance under equity compensation plans (excluding securities re-flected in column (a))
Equity compensation plans approved by security holders	1,315,742	$5.53	72,282
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options/SARs Granted	Percentage of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(c)
Name	(#)	(b)	Base Price (#/Sh)	Date	5% ($)	10% ($)
Roberta Lipson	11,000(a)	2.5%	4.47	7/8/15	$30,923	$78,364
Roberta Lipson	27,000(b)	6.0%	6.54	2/7/16	$111,050	$281,423
Elyse Silverberg	11,000(a)	2.5%	4.47	7/8/15	$30,923	$78,364
Elyse Silverberg	27,000(b)	6.0%	6.54	2/7/16	$111,050	$281,423
Lawrence Pemble	11,000(a)	2.5%	4.47	7/8/15	$30,923	$78,364
Lawrence Pemble	56,000(b)	12.5%	6.54	2/7/16	$230,326	$583,692
Robert C. Goodwin, Jr.	6,000(c)	1.3%	4.47	7/8/15	$16,867	$42,744

_________________

(a)
Consists of options to purchase 11,000 shares of Common Stock that were exercisable 33% immediately, 33% on the first anniversary of the grant date and 34% on the second anniversary of the grant date. The unvested portion of these options was accelerated in February 2006. These options are intended to be incentive stock options in accordance with Section 422 of the Internal Revenue code of 1986 and non-qualified options otherwise.

(b)
Consists of options to purchase number of shares Common Stock noted above which were immediately exercisable and that are intended to be incentive stock options in accordance with Section 422 of the Internal Revenue Code of 1986 and non-qualified options otherwise.

(c)
Consists of options to purchase 6,000 shares of Common Stock which were immediately exercisable and that are intended to be incentive stock options in accordance with Section 422 of the Internal Revenue Code of 1986.

(d)	Percentages are based on grants in fiscal 2006 to purchase an aggregate of 449,050 shares of our common stock pursuant to our 2004 Stock Incentive Plan.

(e)
Potential realizable values are computed by multiplying the number of shares of common stock subject to a given option by the assumed value of our common stock, assuming that the aggregate stock value compounds from the fair market value of the stock on the date of grant at the annual 5% or 10% rate shown in the table for the entire term of the option and subtracting from that result the aggregate option exercise price. These numbers are calculated based on Commission requirements and do not reflect our projection or estimate of future stock price growth.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year End Option Values

The following table provides summary information concerning stock options held as of March 31, 2006 by our chief executive officer and by the other executive officers named in the summary compensation table above.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options at Fiscal Year End Exercisable/ Unexercisable (a)
Roberta Lipson	--	--	159800/0	$783,043/0
Elyse Silverberg	--	--	159,800/0	$783,043/0
Lawrence Pemble	5,000	$10,274	162,000/0	$672,146/0
Robert C. Goodwin, Jr.	167,820	$901,621	25,000/0	$0/0
_________________

(a)	Based on the closing price per share of $9.06 on March 31, 2006, the last trading day of fiscal 2006.

Employment Agreements

In August 2006, we entered into five-year employment agreements with each of Ms. Lipson, Ms. Silverberg and Mr. Pemble. The employment agreements supersede the executive officers’ former employment agreements, which were scheduled to expire in September 2006. The employment agreements establish the respective duties and compensation of the executive officers and are intended to ensure that the Company will be able to maintain a stable and competent team. The Company believes that the future success of the Company will depend to a significant degree on the skills and competence of the executive officers.

The employment agreements of the executive officers are substantially the same, except as described below. Each employment agreement has a five-year term. The employment agreements, which have an effective date retroactive to March 1, provide for annual base salaries, that will be reviewed annually, in the amounts of $220,000, $197,000 and $195,000 for Ms. Lipson, Ms. Silverberg and Mr.

Pemble, respectively, which amounts are the same as provided in the former employment agreements, as amended. The employment agreements also provide for the payment of annual bonus compensation to the executive officer based on the success of business operations and the pre-tax profits of the Company s as well as upon the performance of the executive officer, although such bonus is not quantified in the employment agreements. In addition, the employment agreements provide that the Company may grant stock options and/or other long-term equity incentive compensation to the executive officer, although such compensation is not quantified in the employment agreements. The employment agreements further provide for the payment of annual allowances for the tuition for minor children and for certain housing expenses of Ms. Lipson and Ms. Silverberg and for certain remote office expenses of Mr. Pemble in amounts approved from time to time by the Compensation Committee. Currently, such amounts in the aggregate are $81,300, $48,000 and $35,000 for Ms. Lipson, Ms. Silverberg and Mr. Pemble, respectively.

The employment agreements provide for termination of the executive officer’s employment by the Company with or without cause at any time. In the event of termination by the Company for “cause,” the executive officer would only be entitled to earned but unpaid salary, bonus, reimbursement for business expenses, payment for unused vacation and other legally or policy required amounts. In the event of termination by the Company without “cause” or by the executive officer for “good reason,” the executive officer would be entitled to all of the same amounts and benefits plus, among other things, a lump sum payment equal to three times the sum of the ensuing year’s salary plus the prior year’s bonus. For purpose of the employment agreements, “cause” means willful misconduct or gross negligence, dishonesty or misappropriation of assets, certain absences from work, unauthorized disclosure of confidential or proprietary information under certain circumstances, a conviction of certain crimes or a violation of certain laws, or the failure to attempt perform certain duties, certain of which are subject to opportunities to cure. For purpose of the employment agreements, “good reason” means, in connection with and following the occurrence in a change of control, certain reductions in the executive officer’s authority, duties or responsibilities or a relocation of the executive officer.

The employment agreements have non-competition, confidentiality and non-solicitation provisions. The non-competition provision states that the executive officer will not compete with the Company through the end of one year after cessation of employment, with certain exceptions. The confidentiality provision states that the executive officer will maintain in confidence confidential information of the Company during and after employment, with certain exceptions. The non-solicitation provision states that, for one year after cessation of employment, the executive officer will not solicit for employment or hire any person who was employed by the Company during the term of employment, with certain exceptions.

Limitation of Liability and Indemnification Matters

Our certificate of incorporation limits the liability of our stockholders, directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Delaware law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by Delaware law, our bylaws provide that we must indemnify our stockholders, directors, officers, employees and agents in each situation where Delaware law permits us to indemnify them. We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities. We believe that these indemnification provisions and agreements and this insurance are necessary to attract and retain qualified directors and officers. The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during fiscal 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with.

Performance Graph

The following table compares the cumulative return to holders of the Company's Common Stock for the five years ended March 31, 2006 with the National Association of Securities Dealers Automated Quotation System Market Index and an index of companies with a market capitalization similar to that of the Company's, for the same period. The comparison assumes $100 was invested at the close of business on March 31, 2001 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no cash dividends during the foregoing period.

The peer group selected by the Company includes companies with similar market capitalization to that of the Company as of March 31, 2006. The Company does not use a published industry or line-of-business basis, and does not believe it could reasonably identify a different peer group. The companies that comprise the peer group are set forth below the table.

Total Return to Shareholder's
(Includes reinvestment of dividends)

	ANNUAL RETURN PERCENTAGE
	Years Ending

Company Name / Index	Mar02	Mar03	Mar04	Mar05	Mar06
CHINDEX INTERNATIONAL INC	19.51	-28.16	404.50	-38.75	46.60
NASDAQ U.S. INDEX	0.78	-26.60	47.60	0.67	17.95
PEER GROUP	-32.57	-42.04	70.87	-33.55	-8.09

		INDEXED RETURNS
		Years Ending
	Base Period
Company Name / Index	Mar01	Mar02	Mar03	Mar04	Mar05	Mar06
CHINDEX INTERNATIONAL INC	100	119.51	85.85	433.13	265.29	388.92
NASDAQ U.S. INDEX	100	100.78	73.97	109.17	109.90	129.63
PEER GROUP	100	67.43	39.08	66.78	44.37	40.78

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BOOTS&COOTS/INTL WELL CONTRL	MPHASE TECHNOLOGIES INC
CRESTED CORP	P & F INDUSTRIES -CL A
DNB FINANCIAL CORP	SMITH & WOLLENSKY RSTRNT GRP
J. ALEXANDER'S CORP	TELULAR CORP
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MAGIC SOFTWARE ENTERPRISES

Proposal 2

THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 31, 2007.

The Audit Committee has selected BDO Seidman, LLP as the Company’s independent registered public accounting firm for the current fiscal year. Representatives of BDO Seidman, LLP are expected to attend the 2006 Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from shareholders. If the stockholders do not ratify the selection of BDO Seidman, LLP, the Audit Committee will reconsider their selection.

The Company’s Audit Committee dismissed the former auditors, Ernst & Young LLP (“Ernst & Young”) and approved the change of accountants to BDO Seidman, LLP (“BDO”), effective September 29, 2004.

No accountant’s report on the financial statements for the Company’s fiscal year ended December 31, 2002, transition three-month period ended March 31, 2003, fiscal year ended March 31, 2004 or any subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. There were no “disagreements” (as such term is used in Item 304 (a)(1)(iv) of Regulation S-K) with Ernst & Young at any time during the periods described above regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

In addition, during the same periods, no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) arose in the context of the Company’s relationship with Ernst & Young, except as previously disclosed in Item 9A of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004. The Company’s Audit Committee discussed the subject matter of each such reportable event with Ernst & Young. Ernst & Young was authorized by the Company to respond fully to the inquiries of BDO concerning such subject matter.

During the periods described above prior to engaging BDO, the Company did not consult BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and BDO did not provide either a written report or oral advice to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

The Board of Directors unanimously recommends a vote FOR Proposal 2.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Meeting other than the items referred to above. If any other matter is properly brought before the Meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials. The Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered. You can notify us by sending a written request to Chindex International, Inc., Investor Relations, 7201 Wisconsin Avenue, Bethesda, MD 20814 or call us at (301) 215-7777 if (i) you wish to receive a separate copy of an annual report or proxy statement for this meeting; (ii) you would like to receive separate copies of those materials for future meetings; or (iii) you are sharing an address and you wish to request delivery of a single copy of annual reports or proxy statements if you are now receiving multiple copies of annual reports or proxy statements.

Advance Notice Procedures. Under our bylaws, no business may be presented by any stockholder before an annual meeting unless it is properly presented before the meeting by or on behalf of a stockholder entitled to vote who has delivered written notice to our Secretary (containing certain information specified in the bylaws about the stockholder and the proposed action) at least 60 days prior to the anniversary date of the preceding year’s annual meeting - that is, with respect to the 2006 annual meeting, by July 14, 2006. These requirements are separate from and in addition to the Commission's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

Stockholder Proposals for the 2007 Annual Meeting Proxy Materials. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2007 may do so by following the procedures prescribed in Commission Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company’s Secretary no later than April 20, 2007. Proposals should be sent to Secretary, Chindex International, Inc., 7201 Wisconsin Avenue, Bethesda, MD 20814.

Proxies

All stockholders are urged to fill in their choices with respect to the matters to be voted on, sign and promptly return the enclosed form of Proxy.

By Order of the Board of Directors, ELYSE BETH SILVERBERG Secretary

August 11, 2006

PROXY CARD

PROXY	PROXY

CHINDEX INTERNATIONAL, INC.

(Solicited on behalf of the Board of Directors)

The undersigned holder of Common Stock or Class B Common Stock, as the case may be, of CHINDEX INTERNATIONAL, INC. (the “Company”), revoking all proxies heretofore given, hereby constitute and appoint Lawrence Pemble and Robert C. Goodwin, Jr. and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 2006 Annual Meeting of Stockholders of the Company, to be held at the Residence Inn by Marriott, 7335 Wisconsin Avenue, Bethesda, Maryland 20814, on Tuesday, September 12, 2006 at 9:00 A.M., local time, and at any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR the other proposal set forth on the reverse side.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

The Board of Directors Recommends
a vote FOR all listed nominees and
FOR Proposal 2

1.	Election of Eight Directors:	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all listed nominees below
		☐	☐

Nominees:	A. Kenneth Nilsson, Roberta Lipson, Elyse Beth Silverberg, Lawrence Pemble, Douglas B. Grob, Holli Harris, Carol R. Kaufman and Julius Y. Oestreicher.

(Instruction: To withhold authority to vote for any individual nominee, cross out that nominee’s name in the list provided above.)

2.	Proposal to approve the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2007.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee named in Proposal 1 and FOR Proposal 2 and in accordance with their discretion on such other matters as may properly come before the meeting.

Dated: _____________________, 2006

Signature(s)
(Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)

PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY